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Exhibit 11

                          HARRAH'S ENTERTAINMENT, INC.
                       COMPUTATIONS OF PER SHARE EARNINGS
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
                                                         Third Quarter Ended                         Nine Months Ended
                                                  Sept. 30,             Sept. 30,             Sept. 30              Sept. 30,
                                                    1999                  1998                  1999                  1998
                                                ------------          ------------          ------------          ------------
Income before extraordinary
  losses                                        $ 75,044,000          $ 44,202,000          $160,312,000          $106,124,000
Extraordinary losses, net                           (410,000)                    -           (11,033,000)          (18,280,000)
                                                ------------          ------------          ------------          ------------
Net income                                      $ 74,634,000          $ 44,202,000          $149,279,000          $ 87,844,000
                                                ============          ============          ============          ============
BASIC EARNINGS PER SHARE
Weighted average number of common
  shares outstanding                             126,338,401           100,271,071           126,000,852           100,203,599
                                                ============          ============          ============          ============
BASIC EARNINGS PER COMMON SHARE
    Income before extraordinary
      losses                                    $       0.59          $       0.44          $       1.27          $       1.06
    Extraordinary losses, net                              -                     -                 (0.09)                (0.18)
                                                ------------          ------------          ------------          ------------
        Net income                              $       0.59          $       0.44          $       1.18          $       0.88
                                                ============          ============          ============          ============
DILUTED EARNINGS PER SHARE
Weighted average number of common
  shares outstanding                             126,338,401           100,271,071           126,000,852           100,203,599

    Additional shares based on
      average market price for
      period applicable to:
        Restricted stock                             837,506               206,668               677,093               259,674
        Stock options                              2,179,568               433,187             1,591,365               815,086
                                                ------------          ------------          ------------          ------------
Average number of common and
  common equivalent shares
  outstanding                                    129,355,475           100,910,926           128,269,310           101,278,359
                                                ============          ============          ============          ============

DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARES
    Income before extraordinary
      losses                                    $       0.58          $       0.44          $       1.25          $       1.05
    Extraordinary losses, net                              -                     -                 (0.09)                (0.18)
                                                ------------          ------------          ------------          ------------
        Net income                              $       0.58          $       0.44          $       1.16          $       0.87
                                                ============          ============          ============          ============
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